                                                                 EXHIBIT 3.1(ii)

                                     BYLAWS

                                       OF

                           BA MERCHANT SERVICES, INC.



                               October 11, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                      Page
                                                                      ----
ARTICLE I  Offices..................................................     1
     Section 1.       Registered Office.............................     1
     Section 2.       Other Offices.................................     1

ARTICLE II  Meetings of Stockholders................................     1
     Section 1.       Place of Meetings.............................     1
     Section 2.       Annual Meeting................................     1
     Section 3.       Notice of Annual Meeting......................     1
     Section 4.       Stockholders List.............................     1
     Section 5.       Special Meetings..............................     2
     Section 6.       Notice of Special Meetings....................     2
     Section 7.       Business......................................     2
     Section 8.       Quorum and Adjournment........................     2
     Section 9.       Organization..................................     2
     Section 10.      Voting........................................     3
     Section 11.      Action by Written Consent.....................     3
     Section 12.      Inspectors of Election........................     3
     Section 13.      Notice of Stockholder Business at Annual
                        Meeting.....................................     3
     Section 14.      Notice of Stockholder Nominees................     4

ARTICLE III  Directors..............................................     5
     Section 1.       Number, Election and Term.....................     5
     Section 2.       Vacancies and Newly Created Directorships.....     5
     Section 3.       Resignations..................................     5
     Section 4.       General Powers................................     5
     Section 5.       Compensation of Directors.....................     5
     Section 6.       Advisory Directors............................     5

ARTICLE IV  Meetings of the Board of Directors......................     6
     Section 1.       Place of Meetings.............................     6
     Section 2.       First Meeting.................................     6
     Section 3.       Regular Meetings..............................     6
     Section 4.       Special Meetings..............................     6
     Section 5.       Quorum........................................     6
     Section 6.       Action by Written Consent.....................     6
     Section 7.       Telephone Participation.......................     7

ARTICLE V  Committees...............................................     7
     Section 1.       Committees of Directors.......................     7
     Section 2.       Other Committees..............................     7
     Section 3.       Committee Procedures..........................     7

ARTICLE VI  Officers................................................     8
     Section 1.       Number and Titles.............................     8
     Section 2.       Appointment...................................     8
     Section 3.       Compensation..................................     8
     Section 4.       Term of Office................................     8
     Section 5.       President.....................................     8
     Section 6.       Chairman of the Board.........................     8
     Section 7.       Vice Presidents...............................     8
     Section 8.       Secretary.....................................     8
     Section 9.       Treasurer.....................................     9

ARTICLE VII  Capital Stock..........................................     9
     Section 1.       Certificates..................................     9
     Section 2.       Registrars and Transfer Agents................     9
     Section 3.       Lost Certificates.............................    10
     Section 4.       Transfers of Stock............................    10
     Section 5.       Fixing Record Date............................    10
     Section 6.       Registered Stockholders.......................    10
     Section 7.       Dividends.....................................    10
     Section 8.       Reserves......................................    10

ARTICLE VIII  Indemnification.......................................    11
     Section 1.       Right to Indemnification......................    11
     Section 2.       Right of Claimant to Bring Suit...............    11
     Section 3.       Non-Exclusivity of Rights.....................    12
     Section 4.       Insurance.....................................    12

ARTICLE IX  Notices.................................................    12
     Section 1.       Form of Notices...............................    12
     Section 2.       Waiver of Notice..............................    13

ARTICLE X  Miscellaneous............................................    13
     Section 1.       Annual Statements.............................    13
     Section 2.       Checks........................................    13
     Section 3.       Fiscal Year...................................    13
     Section 4.       Seal..........................................    13

                           BA MERCHANT SERVICES, INC.
                           --------------------------


                                     BYLAWS
                                     ------



                                   ARTICLE I
                                   ---------

                                    Offices
                                    -------

          Section 1.  Registered Office.   The registered office shall be in the
                      -----------------
City of Wilmington, County of New Castle, State of Delaware.

          Section 2.  Other Offices.  The corporation may also have offices at
                      -------------
such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II
                                   ----------

                            Meetings of Stockholders
                            ------------------------

          Section 1.  Place of Meetings.  All meetings of the stockholders for
                      -----------------
the election of directors shall be held in the City and County of San Francisco, State of California, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2.  Annual Meeting.  Annual meetings of stockholders shall be
                      --------------
held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting, at which time the stockholders shall elect by a majority vote a board of directors, and transact such other business as may properly be brought before the meeting.

          Section 3.  Notice of Annual Meeting.  Written notice of the annual
                      ------------------------
meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than fifty (50) days before the date of the meeting.

          Section 4.  Stockholders List.  The officer who has charge of the
                      -----------------
stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 5.  Special Meetings.  Special meetings of the stockholders,
                      ----------------
for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board or the president and shall be called by the chairman of the board or the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

          Section 6.  Notice of Special Meetings.  Written notice of a special
                      --------------------------
meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting to each stockholder entitled to vote at such meeting.

          Section 7.  Business.  Business transacted at any special meeting of
                      --------
stockholders shall be limited to the purposes stated in the notice.

          Section 8.  Quorum and Adjournment.  The holders of a majority of the
                      ----------------------
stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 9.  Organization.  At every meeting of the stockholders the
                      ------------
chairman of the board or, in his or her absence, the president, shall preside. In the absence of said officers, any other officer of the rank of vice president present shall call such meeting to order and preside. The secretary or, in the secretary's absence, the appointee of the presiding officer of the meeting shall act as secretary of the meeting.

          Section 10.  Voting.  When a quorum is present or represented at any
                       ------
meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

          Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. No proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

          Section 11.  Action by Written Consent.  Unless otherwise provided in
                       -------------------------
the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice except as otherwise provided by applicable law, and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          Section 12.  Inspectors of Election.  The board of directors may at
                       ----------------------
any time appoint one or more persons to serve as inspectors of election at any meeting of stockholders with respect to the votes of stockholders at such meeting. If any inspector appointed is absent or refuses to act, a majority of the inspectors, if such be present, may act. If a majority of the inspectors is not present, the presiding officer of the meeting may appoint one or more persons to serve as inspectors for the meeting. The inspectors appointed to act at any meeting of the stockholders shall perform their duties faithfully and impartially, and shall notify the secretary of the corporation in writing of the votes cast at such meeting by the stockholders.

          Section 13.  Notice of Stockholder Business at Annual Meeting.  At an
                       ------------------------------------------------
annual meeting of the stockholders only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation entitled to vote at the meeting who complies with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting; provided, however, that if less than forty (40) days' notice of
                --------  -------
the date of the meeting is given to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation's stock which are owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that any business proposed at the meeting was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine and declare, such business shall not be transacted.

          Section 14.  Notice of Stockholder Nominees.  Only persons who are
                       ------------------------------
nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders
(a) by or at the direction of the board of directors or (b) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who has complied with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting; provided, however, that if less than forty (40) days' notice of the date of the
--------  -------
meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed. A stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations or proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation's stock which are owned by such stockholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination made at the meeting was not made in accordance with the provisions of this Section, and if he or she should so determine and declare, the nomination shall be disregarded.

                                  ARTICLE III
                                  -----------

                                   Directors
                                   ---------

          Section 1.  Number, Election and Term.  The number of directors which
                      -------------------------
shall constitute the whole board shall be not less than five (5) and not more than nine (9). The first board shall consist of three (3) directors until, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or the stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in
Section 2 of this Article, and each director elected shall hold office until such director's successor is elected and qualified or until such director's earlier resignation or removal. Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors. Directors need not be stockholders.

          Section 2.  Vacancies and Newly Created Directorships.  Vacancies and
                      -----------------------------------------
newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are elected and qualified, or until their earlier resignations or removals. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

          Section 3.  Resignations.  Any director of the corporation may resign
                      ------------
at any time by giving written notice to the chairman of the board, or to the president, or to the secretary of the corporation. The resignation of any director shall take effect at the date of receipt of such notice or at any later date specified therein; and unless otherwise specified therein the acceptance of such resignation by the board of directors shall not be necessary to make it effective.

          Section 4.  General Powers.  The business of the corporation shall be
                      --------------
managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

          Section 5.  Compensation of Directors.  The directors may be paid
                      -------------------------
their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation as determined by the board for attending committee meetings.

          Section 6.  Advisory Directors.  The board of directors may, from time
                      ------------------
to time, appoint one or more advisory directors, the number to be determined by the board of directors. Such advisory directors shall serve at the pleasure of the board and shall attend the meetings of the board for the purposes of providing general policy advice. Advisory directors shall receive the same fees and expenses as may be paid to the members of the board of directors.


                                  ARTICLE IV
                                  ----------

                      Meetings of the Board of Directors
                      ----------------------------------

          Section 1.  Place of Meetings.  The board of directors of the
                      -----------------
corporation may hold meetings, both regular and special, either within or without the State of Delaware.

          Section 2.  First Meeting.  The first meeting of each newly elected
                      -------------
board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

          Section 3.  Regular Meetings.  Regular meetings of the board of
                      ----------------
directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

          Section 4.  Special Meetings.  Special meetings of the board may be
                      ----------------
called by the chairman of the board or the president on at least two (2) days' notice to each director, either personally or by mail, telegram, facsimile or other electronic transmission; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of any two directors.

          Section 5.  Quorum.  At all meetings of the board a majority of the
                      ------
directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 6.  Action by Written Consent.  Unless otherwise restricted by
                      -------------------------
the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.

          Section 7.  Telephone Participation.  Unless otherwise restricted by
                      -----------------------
the certificate of incorporation or these bylaws, members of the board of directors may participate in a meeting of the board of directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.


                                   ARTICLE V
                                   ---------

                                   Committees
                                   ----------

          Section 1.  Committees of Directors.  The board of directors may, by
                      -----------------------
resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the certificate of incorporation or these bylaws, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, to declare a dividend, to authorize the issuance of stock (unless specifically authorized to do so in a resolution of the board of directors), or to appoint or remove the president or the chairman of the board, all such powers and authorities being reserved to the board of directors.

          Section 2.  Other Committees.  The board of directors may from time to
                      ----------------
time by resolution create such other committee or committees of directors, officers, employees, or other persons designated by it for the purpose, and with such functions, powers and responsibilities, as the board shall by resolution prescribe. None of the powers and authorities reserved to the board of directors by Section I of this Article V may be delegated to any such committee.

          Section 3.  Committee Procedures.  Each committee created by the board
                      --------------------
of directors shall have such name as may be determined from time to time by resolution adopted by the board of directors. The board of directors shall have power to change the members of any such committee at any time, to fill vacancies, and to dissolve any such committee at any time. Unless specifically provided to the contrary in or otherwise restricted by the certificate of incorporation, these bylaws or a resolution adopted by the board of directors, the procedures set forth in Sections 1, 3, 4, 5, 6 and 7 of Article IV apply to each committee created by the board of directors in the same manner as those Sections apply to the board of directors, as though references therein to directors were to members of the committee. Each such committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                                   ARTICLE VI
                                   ----------

                                    Officers
                                    --------

          Section 1.  Number and Titles.  The officers of the corporation shall
                      -----------------
be appointed by the board of directors and shall be a chairman of the board, a president, a secretary and a treasurer. The board of directors may also appoint one or more vice presidents, one or more assistant secretaries and assistant treasurers, and such other officers as the board may by resolution create, or as may be appointed in accordance with Section 2 of this Article. Any one or more vice presidents may be designated executive vice president or senior vice president. One person may hold any number of offices, unless the certificate of incorporation or these bylaws otherwise provide.

          Section 2.  Appointment.  The board of directors at its first meeting
                      -----------
after each annual meeting of stockholders shall choose a chairman of the board, a president, a secretary and a treasurer. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

          Section 3.  Compensation.  The compensation of all officers and agents
                      ------------
of the corporation shall be fixed by the board of directors or by a committee created or officers designated for that purpose.

          Section 4.  Term of Office.  The officers of the corporation shall
                      --------------
hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

          Section 5.  President.  The president shall be the chief executive
                      ---------
officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

          Section 6.  Chairman of the Board.  The chairman of the board shall
                      ---------------------
preside at all meetings of the stockholders and the board of directors and shall exercise and perform such other powers and duties as may from time to time be assigned by the board of directors or prescribed by these bylaws.

          Section 7.  Vice Presidents.  Vice presidents shall perform such
                      ---------------
duties and have such powers as the board of directors may from time to time prescribe. The executive vice presidents shall be senior in rank to all other vice presidents, including senior vice presidents, unless specifically provided otherwise in a resolution of the board of directors.

          Section 8.  Secretary.  The secretary shall have charge and custody of
                      ---------
the corporate seal, records and minute books of the corporation, shall keep correct written minutes of all meetings of stockholders and of the board of directors, and shall give or cause to be given notice of all meetings of the stockholders and of the board of directors in accordance with these bylaws and as required by law. The duties of the secretary may be performed by any assistant secretary.

          Section 9.  Treasurer.  The treasurer shall have the custody of the
                      ---------
corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall also disburse the funds of the corporation as may be ordered by the board of directors, at its regular meetings, or when the board of directors so requires. The treasurer shall give an account of all transactions as treasurer and of the financial condition of the corporation. The duties of the treasurer may be performed by any assistant treasurer.

                                  ARTICLE VII
                                  -----------

                                 Capital Stock
                                 -------------

          Section 1.  Certificates.  Every holder of stock in the corporation
                      ------------
shall be entitled to have a certificate, signed by or in the name of the corporation by the chairman of the board of directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          Section 2.  Registrars and Transfer Agents.  Where a certificate is
                      ------------------------------
countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

          Section 3.  Lost Certificates.  The board of directors may direct a
                      -----------------
new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 4.  Transfers of Stock.  Upon surrender to the corporation or
                      ------------------
the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, including evidence of approval of such transfer by the corporation as required by the certificate of incorporation, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 5.  Fixing Record Date.  In order that the corporation may
                      ------------------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than five (5) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

          Section 6.  Registered Stockholders.  The corporation shall be
                      -----------------------
entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

          Section 7.  Dividends.  Dividends upon the capital stock of the
                      ---------
corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

          Section 8.  Reserves.  Before payment of any dividend, there may be
                      --------
set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


                                 ARTICLE VIII

                                Indemnification
                                ---------------

          Section 1.  Right to Indemnification.  Each person who was or is made
                      ------------------------
a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or another person of whom such person is the legal representative, is or was a director, officer, or employee of the corporation or is or was serving at the request of the corporation as a director, officer, or employee of, or in some other representative capacity for, another corporation or a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, or employee or in any other capacity while serving as a director, officer, or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that except as provided in
Section 2 hereof with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director, officer, employee or representative in such person's capacity as a director, officer, employee or representative (and not in any other capacity in which service was or is rendered by such person while a director, officer, employee or representative, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise.

          Section 2.  Right of Claimant to Bring Suit.  If a claim under Section
                      -------------------------------
1 of this Article is not paid in full by the corporation within ninety days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 3.  Non-Exclusivity of Rights.  The right to indemnification
                      -------------------------
and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 4.  Insurance.  The corporation may maintain insurance, at its
                      ---------
expense, to protect itself and any director, officer, or employee of the corporation serving in any capacity on behalf of the corporation or at its request for any other entity to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.


                                  ARTICLE IX
                                  ----------

                                    Notices
                                    -------

          Section 1.  Form of Notices.  Whenever, under the provisions of the
                      ---------------
statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or by facsimile or other electronic transmission.

          Section 2.  Waiver of Notice.  Whenever any notice is required to be
                      ----------------
given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, subject to any exceptions provided in the Delaware corporation law.


                                   ARTICLE X
                                   ---------

                                 Miscellaneous
                                 -------------

          Section 1.  Annual Statements.  The board of directors may present at
                      -----------------
any annual meeting, or at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

          Section 2.  Checks.  All checks or demands for money and notes of the
                      ------
corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

          Section 3.  Fiscal Year.  The fiscal year of the corporation shall end
                      -----------
on December 31 of each year.

          Section 4.  Seal.  The corporate seal shall be in such form as may be
                      ----
approved from time to time by the board of directors, and said seal, or a facsimile thereof, may be imprinted or affixed by any process or in any manner reproduced. Affixing the seal is not necessary to make the execution of any document effective or binding.


                                   ARTICLE XI
                                   ----------

                                   Amendments
                                   ----------

          These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors at any regular or special meeting of the stockholders or of the board of directors.